Exhibit 10.12

OLD MILL BUILDING IV

LEASE ASSUMPTION AGREEMENT

THIS LEASE ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into this 11th day of August, 2015 by and between OLD MILL BUILDING IV, LLC, a Utah limited liability company, (“Lessor”) and 1NSTRUCTURE, INC., a Delaware corporation, (“Lessee”).

RECITALS:

A.	Lessor and Lessee previously entered into a Lease Agreement dated October 2, 2012, for the premises in the building known as Old Mill Corporate Center IV located at 6330 South 3000 East, Cottonwood Heights, UT 84121 (the “Building”), said premises consisting of approximately 125,753 rentable and 106,572 useable square feet comprising all of the 7th, 5th and 4th floors and a portion of the 6th floor of the Building (the “Lease”)

B.	Lessor and Lessee previously entered into an Option Modification Agreement dated March 3, 2014 (the “Option Modification Agreement”), modifiying the terms described in the “Future Expansion Options for Floors 1, 2 & 3” found in Addendum “A” of the Lease.

C.	Under the terms of the Lease and the Option Modification Agreement, Lessee has an option to assume MasterControl’s lease dated March 29, 2012 for the third floor (the “Third Floor Lease”) and lease dated March 29, 2012 for the first and second floors.

D.	Lessee desires to assume the Third Floor Lease as set forth hereinafter.

NOW, THEREFORE, the parties agree as follows:

1.	Assumption. Commencing on September 15, 2015, (the “2015 Commencement Date”), Lessee shall assume the Third Floor Lease (see Exhibit “A”) with respect to Suites 340 and 350 (sec Exhibit “B”), consisting of approximately 13,447 rentable square feet and 11,396 useable square feet. Commencing on January 1, 2017, or upon occupancy, whichever shall occur first (the “Suite 300 Commencement Date”), Lessee shall assume the Third Floor Lease for Suite 300 (see Exhibit “B”), consisting of approximately 14,006 rentable square feet and 11,869 usable square feet. Suites 300, 340 and 350 are sometimes hereinafter referred to as the “expansion space”.

2.	Relocation Fee. Addendum A to the Lease provides that in the event Lessee exercises its option to lease the third floor, if Lessee does not purchase the Furnishings Lessee will pay Lessor a Relocation Fee. Lessee does not desire to purchase the Furnishings on the third floor. Lessor will waive the Relocation Fee (without the Furnishings) associated with Suite 300. Lessee shall pay the Relocation Fee (without the Furnishings) for Suite 340 and Suite 350 in the amount of $3 per rentable square foot ($40,341) prior to the 2015 Commencement Date.

3.	Term. Lessee will occupy Suites 340 and 350 from the 2015 Commencement Date and Suite 300 from the Suite 300 Commencement Date until October 31, 2027.

4.	Base Rent. Beginning with the 2015 Commencement Date, Lessee shall pay Lessor $29,720.68 per month for Suites 340 and 350. Beginning with the Suite 300 Commencement Date, Lessee shall pay Lessor $32,841.41 per month for Suite 300. Should the Suite 300 Commencement Date occur on any date other than the first day of the month, rent shall be prorated.

5.	Operating Expenses. Lessee shall pay as additional rent, its proportionate share of expenses for the Building. Lessor’s 2015 estimate for operating expenses is $8 per rentable square foot of space per year.

6.	Escalation. Rent shall escalate by three percent (3%) on November 1st of each year during the Term.

7.	Tenant Improvements. Lessor shall demolish Suites 340 and 350 to core and shell condition promptly following the 2015 Commencement Date. Lessor shall demolish Suite 300 to core and shell condition prior to the Suite 300 Commencement Date. Lessee shall submit plans and specifications, including the contract costs, for all improvements to Lessor for Lessor’s written approval prior to the commencement of work in the Premises, such approval not to be unreasonably withheld, delayed or conditioned. Lessee is aware and acknowledges that Lessor will charge Lessee a construction management fee in the amount of two percent (2%) of the cost of tenant improvements constructed by Lessee.

8.	Tenant Signs. All signage shall conform to the building standard and shall be pre-approved by Lessor. All signage shall be at Lessee’s expense.

9.	Agency Disclosure. Lessor and Lessee represent and warrant that they are not represented by any outside real estate broker or agent in connection with this Lease, and know of no one who is entitled to a commission with respect to this lease. Lessor does not pay real estate commissions on lease extensions or space expansions.

10.	Provisions of Lease. During the term of the Third Floor Lease, all terms and conditions of the Third Floor Lease shall apply except as modified by this Agreement.

IN WITNESS WHEREOF, the parties have executed this Lease Assumption Agreement as of the day and year first above written.

LESSOR: OLD MILL BUILDING IV, LLC, a Utah limited liability company		LESSEE: INSTRUCTURE, INC., a Delaware corporation

By	/s/ Richard N. Beckstrand	By	/s/ Steven Kaminsky

Its:		Its:	CFO

EXHIBIT “A”

OLD MILL BUILDING IV

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is dated as of the 29th day of March, 2012, between OLD MILL BUILDING IV LLC (“Lessor”) and MASTERCONTROL, INC. (“Lessee”).

W I T N E S S E T H:

ARTICLE I

Section 1.1 Premises. Lessor hereby leases to Lessee, and Lessee leases from Lessor, upon the terms and conditions of this Lease, those premises outlined on a floor plan attached hereto as Exhibit “A” and made a part hereof (the “Premises”), and containing approximately 27,453 rentable and 23,265 usable square feet comprised of the Third floor, Suite300, of the building known as Old Mill Corporate Center IV (the “Building”) located at 6330 South 3000 East, Salt Lake City, Utah 84121. The term “Property” shall refer to the Building and real property, the entire site, together with any and all appurtenances, rights, privileges and easements pertaining thereto including but not limited to the elevators, stairways, corridors, entranceways, rest rooms, walkways, roadways, driveways, loading docks, cafeteria, parking facilities and other similar or related facilities (collectively “Common Areas”) as may exist in and about the Building and Property.

Lessor and Lessee are aware and acknowledge that the foregoing area contains Lessee’s allocated share of the common area of the Building.

Section 1.2 Term. Lessee’s possession of the Premises and obligation to pay rent shall commence on the date Lessor tenders to Lessee possession of the Premises in substantially complete condition (as defined in Section 2.1 hereinafter) (the “Commencement Date”). This Lease shall terminate on the date Fifteen (15) years following the Commencement Date (the ‘Termination Date”): provided, however, if the Commencement Date occurs on a day other than the first day of the month, the Termination Date shall be the last day of the month within which the anniversary of the Commencement Date occurs.

ARTICLE II

Section 2.1 Possession.

A.	The parties intend for Lessor to deliver possession of the Premises to Lessee in substantially complete condition on November 1, 2012 . Nevertheless, Lessee is aware and acknowledges that Lessor may be unable to deliver possession of the Premises on such date due to causes beyond the reasonable control of Lessor. In such event, this Lease shall remain in full force and effect; and Lessor shall have no liability to Lessee whatsoever as a result of the delay in delivery of possession.

B.	In the event Lessor is able to deliver to Lessee possession of the Premises in substantially complete condition prior to November 1, 2012, Lessee may but shall not be required to take possession of the Premises at any time prior to November 1, 2012.

C.	In the event Lessor is unable to deliver to Lessee possession of the Premises in substantially complete condition on November 1, 2012, rent shall abate until Lessor is able to deliver to Lessee possession of the Premises in substantially complete condition.

D.	For purposes of this Lease, the term “substantially complete condition” shall mean that Lessor has completed the improvements in accordance with the plans set forth in Addendum A, with the exception of minor punch-list items, and has received a certificate of occupancy for the Premises.

E.	Lessee’s square footage has been calculated using the architect’s estimates of what the size will be when built. Lessor and Lessee agree to measure the “as-built” space during or after construction when the fixed demising walls are in place. In the event there is a change in the size of the suite from the plans to the “as-built” space, Lessor and Lessee agree to amend the Lease consistent therewith, including any change in the amount of rent resulting from the change in size.

F.	Should the Commencement Date occur on a date other than November 1, 2012, Lessor and Lessee shall execute a Declaration of Occupancy, in which they shall acknowledge the date on which Lessor delivered possession of the Premises to Lessee, which date shall constitute the Commencement Date. The Declaration of Occupancy shall be attached to this Lease as Exhibit D and by this reference made a part hereof.

ARTICLE III

Section 3.1 Base Rental. Lessee agrees to pay Lessor or its property manager at 6322 South 3000 East, Suite #120 Salt Lake City, Utah 84121 or such other place as the Lessor may from time to time designate, an annual rental for the use of the Premises In the amount of $686,325.00 (the “Base Rental”), payable in equal monthly installments $57,193.75 each, the monthly installments of rental to be paid in advance, without demand, deduction or offset, on the first day of each and every calendar month during the term hereof (the “Due Date”). Rental payments shall commence on the Commencement Date. If the Commencement Date occurs on a day other than the first day of a calendar month, Lessee shall pay rent for the fractional calendar month involved on a per diem basis (calculated on the basis of a thirty (30) day month).

Section 3.2 Late Charge and Interest. Lessee acknowledges that late payment by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Lessor by the terms of any note or loan agreement secured by the Premises. Therefore, if any installment or rent due from Lessee is not received by Lessor within five (5) days following the Due Date, Lessee shall pay to Lessor an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee’s default with respect to the overdue amount or prevent Lessor from exercising any of the other rights and remedies available to Lessor.

Rent not paid when due also shalt bear interest at the rate of twelve percent (12%) per annum from the Due Date until paid. Any late charge also shall bear interest at the rate set forth above, commencing five (5) days following the Due Date.

Section 3.3 Returned Checks. In the event a check comes back due to insufficient funds, a service charge of $25 will be assessed to the Lessee.

~~Section 3.4 Security Deposit. Lessee, concurrently with the execution of this Lease, has deposited with lessor the sum of $73,208.00, the receipt of which is hereby acknowledged, which sum shall be retained by Lessor for the faithful performance of the covenants of this Lease. Of this security deposit, 15% or $             shall be nonrefundable. If at any time Lessee shall be in default in any of the provisions of this Lease, Lessor shall have the right to use the deposit, or so much thereof as may be necessary in payment of any rent in default, or in payment of any damages incurred by Lessor by reason of such default of Lessee, or in payment of any other sum due hereunder, or at Lessor’s option, the same may be retained by Lessor in liquidation of part of the damages suffered by Lessor by reason of the default. Lessee shall immediately on demand pay to Lessor a sum equal to the portion of the security deposit expended or applied by Lessor as provided in this Section 3.4 as well as interest at the annual rate of twelve percent (12%) per annum from the date of withdrawal so as to maintain the security deposit in the sum initially deposited with Lessor, and to compensate Lessor for any losses it may incur. If Lessee is not in default at the expiration or termination of this Lease, Lessor shall return the refundable portion of the security deposit to Lessee.~~

LEASE – MASTERCONTROL, INC.

OLD MILL BUILDING IV, LLC – Suite 300

ARTICLE IV

Section 4.1 Rent Escalation. Commencing on the first anniversary of the Commencement Date or, if the Commencement Date occurred on a day other than the first day of the month, the first day of the month following the month within which the first anniversary of the Commencement Date occurs, and continuing on the same date of each year thereafter during the term of this Lease, Lessee’s monthly Base Rental amount shall be increased by three percent (3% ) of the monthly rent paid in the preceding lease year.

Section 4.2 Additional Rent. Subject to Section 4.5 below, the Base Rental shall be absolutely net to Lessor throughout the Term of this Lease; and Lessee shall pay its proportionate share of all costs, expenses and obligations of every kind relating to the Premises, the Building, and Property, including all common areas and parking facilities, which may arise or become due during the Term. Lessee shall indemnify Lessor against such costs, expenses and obligations. Lessee shall pay as additional rent, without demand therefore and without setoff or deduction, its proportionate share of all costs, expenses and charges set out in Sections 4.3 through 4.5 below. When used in this Lease, the term “Proportionate Share” of Lessee shall mean and shall be 11.78% . Lessee is aware and acknowledges that its Proportionate Share may change from time to time if the total rentable square footage of the Building is adjusted due to modifications to the Building or re-measurement of the Building.

Section 4.3 Definitions. For purposes of this Article IV and the Lease in general, the following words and phrases shall have the meanings set forth below:

A.	“Basic Costs” shall mean all actual costs and expenses incurred by Lessor in connection with the ownership, operation, management and maintenance of the Building and Property and related improvements located thereon or adjacent thereto (the “Improvements”), including without limitation the following:

(a)	Reasonable property management fees and compensation of personnel assigned to the Building.

(b)	All current expenses incurred by Lessor as a result of Lessor’s compliance with any and all of its obligations under this Lease and in providing customary services to the Premises.

(c)	All costs incurred by Lessor for use of the Old Mill Corporate Center Parking Terrace and other parking areas on the Old Mill Corporate Center campus.

(d)	All utilities consumed in the Building and on the Property. For purposes of this Lease, the term “utilities” shall include heating, air conditioning, ventilation, water, gas, sewer and electricity.

(e)	Real and personal property taxes and assessments (whether general or special, known or unknown, foreseen or unforeseen) and any tax or assessment levied or charged in lieu thereof, whether assessed against Lessor and/or Lessee and whether collected from Lessor and/or Lessee.

(f)	Janitorial services for the Building and Property, window washing, grounds keeping, snow removal and trash removal.

(g)	Supplies.

(h)	Maintenance and repair of stucco and painted surfaces on the exterior of the Building and painted surfaces in interior common areas of the Building.

(i)	The cost of equipment or devices used to conserve or monitor energy consumption.

(j)	Insurance, including but not limited to insurance on the Building and Property, liability, hazard, fire, theft, or earthquake.

(k)	Business licenses, permits and inspection fees.

(I)	Maintenance and repair of the Building’s on-site back-up generator.

(m)	Maintenance and repair of plumbing fixtures, HVAC equipment and systems, chillers, elevators, electrical systems and equipment, mechanical systems and equipment and security systems.

(n)	Maintenance and repair of structure and roof.

(o)	Rental expense or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Building and Common Areas.

(p)	Cost of services of independent contractors.

(q)	Signage and advertising.

(r)	Reserves for capital repairs, replacements and improvements, including without limitation, stucco and painted surfaces on the exterior of the Building and painted surfaces in the interior common areas of the Building, plumbing fixtures, HVAC equipment and systems, chillers, elevators, elevator testing, electrical systems and equipment, security systems, roof, floors and doors.

(s)	Cost of capital repairs, replacements or improvements of stucco and painted surfaces, plumbing fixtures, HVAC equipment and systems, chillers, elevators, elevator testing, electrical systems and equipment, security systems, roof, floors and doors in excess of the reserve amount or for which there is no reserve. Any such cost shall be amortized over the reasonable useful life of the item.

Basic Costs shall not include those costs identified in “Direct Costs” as defined in Section 4.3 (B) nor those costs identified in Section 4.3(D)

B.	“Direct Costs” shall mean all actual costs and expenses incurred by Lessor in connection with any unique or Lessee specific services requested by Lessee and which Lessor has agreed in writing to provide in connection with the Premises. Lessor reserves the right to charge Lessee directly for utility services provided to the Premises. In the event the parties have not agreed upon the amount to be paid by Lessee for utility services, Lessor reserves the right to allocate to Lessee the cost thereof as determined by an independent expert selected by Lessor. Lessor also reserves the right to require Lessee to install a meter for the purpose of determining the amount of utility services used by Lessee. Lessor reserves the right to require Lessee to pay its Direct Costs on a monthly basis.

C.	“Estimated Costs” shall mean the estimated amount of Lessee’s Direct Costs and Lessee’s Proportionate Share of Basic Costs, excluding the costs of HVAC and/or electricity provided to Lessee’s Premises, if separately billed.

D.	Direct Costs and Basic Costs chargeable to Lessee shall not Include the following costs and expenses:

(a)	Leasing commissions, lease takeover obligations and other inducements, costs, disbursements and expenses incurred in connection with leasing or subleasing space in the Building.

(b)	Advertising and marketing costs and expenses.

LEASE – MASTERCONTROL, INC.

OLD MILL BUILDING IV, LLC – Suite 300

(c)	Payments of principal, interest and other costs relating to mortgages or deeds of trust or any other debt for borrowed money.

(d)	Capital improvements solely for the benefit of other lessees.

(e)	The cost of capital improvements for the useful life exceeding the Term.

Section 4.4 Report of Basic Costs and Statement of Estimated Costs. After the expiration of each calendar year occurring during the term of this Lease, Lessor shall furnish Lessee with a written statement of Lessee’s Proportionate Share of Basic Costs and Lessees Direct Costs occurring during the previous calendar year. The written statement shall specify the amount by which Lessees Direct Costs and Lessees Proportionate Share of Basic Costs exceed or are less than the amounts paid by Lessee during the previous calendar year pursuant to Section 4.5 (A) below.

Section 4.5 Payment of Additional Rent. Lessee shall pay as additional rent (“Additional Rent”) Lessees Direct Costs and Lessees Proportionate Share of Basic Costs. The Additional Rent shall be paid as follows:

A.	With each monthly payment of Base Rental due pursuant to Section 3.1 above, Lessee shall pay to Lessor, without offset or deduction, one-twelfth (1/12th) of the Estimated Costs as defined in Section 4.3 (C).

B.	Within thirty (30) days after delivery of the written statement referred to in Section 4.4 above, Lessee shall pay to Lessor the amount by which Lessee’s Direct Costs and Lessee’s Proportionate Share of Basic Costs, as specified in such written statement, exceed the aggregate of Estimated Costs and Direct Costs actually paid by Lessee for the year at issue. Lessee shall have the right to audit Lessor’s books upon sixty (60) days notice. Lessee shall pay costs associated with the audit unless Lessee finds that Lessor has overstated expenses by more than five percent (5%), in which case, Lessor will pay audit charges. Payments by Lessee shall be made pursuant to this Section 4.5 (B) notwithstanding that a statement pursuant to Section 4.4 is furnished to Lessee after the expiration of the Term of this Lease.

C.	If the annual statement of costs indicates that the Estimated Costs paid by Lessee for any year exceed Lessee’s actual Direct Costs and Lessee’s Proportionate Share of Basic Costs for the same year, Lessor, at its election, shall either (i) promptly pay the amount of such excess to Lessee, or (ii) apply such excess against the next installment of Base Rental or Additional Rent due hereunder. Notice of such intent shall be delivered to Lessee not less than 15 days prior to the next installment of basic annual or Additional Rent.

Section 4.6 Resolution of Disagreement. Every statement given by Lessor pursuant to Section 4.4 shall be conclusive and binding upon Lessee unless within forty-five (45) days after the receipt of such statement Lessee shall notify Lessor that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute shall not have been settled by agreement, the parties hereto shall submit the dispute to mediation within one hundred twenty (120) days after delivery of the statement, Lessee shall pay the amount due according to Lessor’s Statement, and such payment shall be without prejudice to Lessees position. Mediation shall be conducted in Salt Lake City in accordance with the Commercial Mediation Rules of the American Arbitration Association. If the dispute shall be determined in Lessee’s favor, Lessor shall forthwith pay Lessee the amount of Lessee’s overpayment of rents resulting from compliance with Lessor’s statement, including interest on disputed amounts at twelve percent (12%) per annum. Lessor agrees to grant Lessee reasonable access to Lessor’s books and records for the purpose of verifying operating expenses, and costs incurred by Lessor.

Section 4.7 Limitations. Nothing contained in this Part IV shall be construed at any time so as to reduce the monthly installments of Base Rental payable hereunder below the amount set forth in Section 3.1 of this Lease.

Should Lessee vacate the premises prior to statements being sent, Lessee shall provide Lessor with a mailing address of both business and personal residence in order to forward said statement. Lessee shall be held responsible for the reimbursement to Lessor for all additional rents incurred during the period of occupancy. All terms and conditions outlined within this section shall apply should Lessee vacate the premises.

ARTICLE V

Section 5.1 Use. Lessee shall use the Premises only for general office purposes and for no other business or purpose, without the prior written consent of Lessor.

Section 5.2 Building Rules. Attached hereto as Exhibit C are the rules and regulations relating to the Premises and the entire Property of which the Premises are a part. Lessor shall have the right, at any time or times hereafter, to adopt other or additional rules and regulations, and to rescind or amend all or any of the attached rules and regulations or of amendments to any of the rules and regulations attached. The Lessee shall faithfully observe and strictly comply with and abide by all such rules and regulations from time to time in force and shall cause Lessee’ employees, guests and invitees to observe and comply with the same.

A.	Section VIII of Building Rules states that, in compliance with the Utah Clean Air Act, smoking in the Building is prohibited.

B.	Section IX of Building Rules states that chair mats are required under all rolling chairs.

Section 5.3 Use Prohibited. Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation or any insurance policy covering said Building or contents. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other Lessees or occupants of the Building or injure or annoy them, or use or allow the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, or about the Premises. No loud speakers or other similar device, system or apparatus which can be heard or experienced outside the Premises shall, without the prior written approval of Lessor, be used in or at the Premises. Lessee shall not commit or suffer to be committed any waste in or upon the Premises. The provisions of this Section 5.3 are for the benefit of Lessor only and are not nor shall they be construed to be for the benefit of any Lessee or occupant of the Building.

ARTICLE VI

Section 6.1 Utilities. Lessor agrees to furnish reasonable amounts of heat and air conditioning during generally recognized business hours and during the usual and appropriate season, and to furnish electricity and water in reasonable amounts. The phrase “generally recognized business hours” means Monday through Friday from 7:00 a.m. to 6:00 p.m. and Saturday from 7:00 a.m. to 1:00 p.m. only. At Lessee’s request and upon Lessor’s approval, Lessor shall furnish heat and air conditioning services at other times as requested by Lessee, provided that Lessee shall pay the cost of $10.00 per hour for HVAC and $5.00 per hour for overhead lighting, notwithstanding the fact that such service may also benefit portions of the Building other than the Premises. Lessor may adjust such hourly rate from time to time to reflect increases in the cost of furnishing such services. Lessor shall not be liable for any loss or damage caused by or resulting from any variation, interruption or failure of such services due to any cause other than the gross negligence or willful misconduct of Lessor; and no temporary interruption or failure of such services incident to the making of repairs, alterations or improvements or due to accidents or strikes or conditions or events not under Lessor’s control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee’s obligations hereunder. If there are separate utility meters for the Premises, Lessee will pay all costs associated with said utility meters, except installation costs, for which Lessor shall pay. If there are not separate utility meters, Lessee will pay its proportionate share of the applicable utility costs.

Section 6.2 Excess Consumption of Utilities. Lessee must have prior written consent of the Lessor to add any equipment to, or in any other way make use of, the Premises which may cause or result in a larger than normal use of heat, air conditioning, electricity, gas, water, sewer, refuse removal or other services. Lessor may condition its consent to the installation of such equipment on Lessee’s payment of the cost of installing a separate electronic meter for the Premises or, in the alternative; Lessor may assess the

LEASE – MASTERCONTROL, INC.

OLD MILL BUILDING IV, LLC – Suite 300

estimated additional expenses to Lessee. Lessee shall pay said amount at the same time it pays its monthly rental installment If at any time Lessor believes that Lessee’s use of heat, air conditioning, electricity, gas, water, sewer, refuse removal or other services exceeds a reasonable amount, Lessor may require Lessee to pay the cost of installing a separate meter or other device for the Premises or, in the alternative, Lessor may assess the estimated additional expenses to Lessee.

Section 6.3 Janitorial and Other Services. Lessor agrees to supply janitorial service for all interior and exterior common areas as specified in Exhibit B attached hereto. Lessor shall provide janitorial service for the interior portion of the Premises. If Lessee requires janitorial services above and beyond services required for a standard, 40-hour-work-week, Lessee shall be responsible for all associated additional costs.

A.	Janitorial service includes vacuuming and dumping of trash cans.

B.	Lessee shall be responsible for carpet cleaning, blind cleaning, interior window cleaning and, when applicable, stripping and waxing of floors.

C.	Lessor shall be responsible for normal repairs to the basic plumbing, heating, air conditioning and electrical systems.

D.	Lessor shall be responsible for the purchase, replacement, and installation of all light bulbs within leased premises.

E.	In the event of negligence or willful destruction by Lessee or Lessee’s clients, Lessee shall be responsible for plumbing and electrical repairs, the replacement of carpets, draperies, wall coverings, floor tile, light fixtures and related attachments, and any other hardware items within the Premises.

F.	Lessee further agrees that any redecorating done during the term of this Lease shall be at the expense of Lessee.

ARTICLE VII

Section 7.1 Right of Entry. Lessor shall have the right of access to the Premises at all reasonable times for the purposes of, including, without limitation, inspecting, cleaning and repairing the same, or to exhibit the Premises at any time before the expiration of this Lease.

Section 7.2 Maintenance and Repair. Lessee shall maintain and repair the interior of the Premises in the same condition as delivered to it, ordinary wear and tear excepted. Lessee shall not damage or destroy the Premises. In the event Lessee shall fail to comply with its obligations hereunder, Lessor shall have the right to enter onto the Premises and effect such repair and maintenance and charge the costs thereof to Lessee together with twelve percent (12%) interest per annum on the costs so expended, said amounts to be considered as additional rent hereunder.

Section 7.3 Improvements. Lessee hereby accepts the Premises in its present condition without any obligation upon Lessor to make any repairs or restoration thereto except as provided on Addendum “A” attached hereto and made a part hereof. It is further agreed that this Lease is made by Lessor and accepted by Lessee under the distinct understanding and agreement that Lessor shall have the right and privilege to make and build additions to the Building as it may deem wise and advisable without any liability to Lessee therefore.

A.	Lessee shall not make any alterations, additions or improvements in or to the Premises without first obtaining the prior written consent of Lessor. Lessee hereby waives all rights to make repairs at the expense of Lessor as provided by any law or statute or ordinance now or hereafter in effect.

B.	All alterations, additions of improvements to the Premises, installed at the expense of Lessor or Lessee, except movable office furniture, Lessee’s trade fixtures and equipment, shall, unless Lessor elects otherwise in writing, become the property of Lessor upon the installation thereof, and shall be surrendered with the Premises at the expiration or termination of this Lease.

Section 7.4 Liens. Lessee shall not permit any mechanics’, materialmen’s or other liens arising out of work performed by Lessee or on Lessee’s behalf, to be filed against the property, the Building, or the Premises, nor against Lessee’s leasehold interest in the Premises. Lessor shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are so filed, Lessor may, upon thirty (30) days written notice to Lessee, without waiving its rights based on such breach by Lessee and without releasing Lessee from any obligations, pay and satisfy the same and in such event the sums so paid by Lessor, with interest at the rate of twelve percent (12%) per annum from the date of payment, shall be due and payable by Lessee at once without notice or demand.

Section 7.5 Taxes. Lessee agrees to pay, before delinquency, any and all taxes levied or assessed and which become payable during the tern hereof upon Lessee’s equipment, furniture, fixtures, and other personal property located in the Premises, including carpeting installed by Lessee even though said carpeting has become a part of the Premises; and any and all taxes or increases therein levied or assessed on Lessor or Lessee by virtue of alterations, additions, or improvements to the Premises made by Lessee. In the event said taxes are charged to or paid or payable to Lessor, Lessee, forthwith upon demand therefore, shall reimburse Lessor for all of such taxes paid by Lessor. Any taxes paid by Lessor on behalf of Lessee shall bear interest at the annual rate of twelve percent (12%) per annum from the date of payment by Lessor thereof.

ARTICLE VIII

Section 8.1 Damage or Destruction. If the Premises or the Building shall be damaged by fire or other casualty, the damage (exclusive of any improvements or other changes made to the Premises and paid for by Lessee), may, at the option of Lessor, be repaired by and at the expense of Lessor to as near condition which existed immediately prior to such damage or destruction as reasonably possible; provided, however, that if as a result of damage by fire or other casualty more than fifty percent (50%) of the net rental area of the Building is rendered untenantable, then and in such event either Lessor or Lessee shall have the right and option (exercised, if at all, by giving written notice to the other party within thirty (30) days of such destruction or casualty) to terminate this Lease as of the date of such casualty. Subject to the foregoing, the Lessor shall commence such repair within sixty (60) days after such casualty and shall complete the same within a reasonable time thereafter, subject to acts of God, strikes and other occurrence not within the control of Lessor. In the event Lessor fails to commence such repair or restoration within such period or shall fail to prosecute such repair and restoration in a timely manner, then Lessee shall have the right and option (exercised, if at all, by giving written notice within fifteen (15) days of such failure) to terminate this Lease. In the event this Lease is terminated for any of the reasons aforesaid, any rents or other payments shall be prorated as of the effective date of such termination and proportionately refunded to the Lessee or paid to Lessor as the case may be. During any period in time, which the Premises or any portion thereof is rendered untenantable by fire or other casualty, the rent shall abate proportionately to the area rendered untenantable for the period of time during which this condition exists.

Section 8.2 Eminent Domain. If all or any part of the Premises are taken by any public or quasi-public authority under the power of eminent domain, or conveyed to such authority in lieu of such condemnation, then either party, at its option, shall have the right to terminate this Lease as of the day possession shall be taken by such authority. If, as a result of any such taking, or conveyance in lieu of condemnation, more than fifty percent (50%) of the net rentable area of the Building is rendered untenantable, then the Lessor shall have the right and option (exercised, if at all, by giving written notice within thirty (30) days of such taking or conveyance) to terminate this Lease as of the date of such taking or conveyance.

If all or any part of the Building in which the Premises are located shall be taken by any such authority, or conveyed in lieu of condemnation, then Lessor shall have the right and option to terminate this Lease. In the event this Lease is terminated for any of the reasons aforesaid, any rents or other payments shall be prorated as of the effective date of such termination and proportionately refunded to the Lessee or paid to the Lessor as the case may be, and Lessee shall have no claim against Lessor for the value of any unexpired term of the Lease. All damages awarded for such taking under the power of eminent domain, or conveyance in lieu thereof, shall belong to and be the property of Lessor irrespective of the basis upon which they were awarded; provided, however, that Lessee shall be entitled to receive any damages specifically awarded for its share of moving expenses.

LEASE – MASTERCONTROL, INC.

OLD MILL BUILDING IV, LLC – Suite 300

ARTICLE IX

Section 9.1 Multiple Parties Lessee. If there is or comes to be more than one party that constitutes Lessee hereunder (a) their obligations shall be joint and several; and (b) any notice required or permitted to be given to Lessee may be given by or to any one of such parties and shall have the same force and effect as if given by or to all on such parties.

Section 9.2 Assignment. Lessee may not assign, mortgage, pledge, hypothecate, or encumber this Lease or sublet the Premises or any part thereof, nor allow any other person (the agents and servants of Lessee excepted) to occupy or use the Premises, or any part thereof, or any right or privilege appurtenant thereto, without first obtaining Lessor’s written consent; provided, however, if Lessor consents to one or more assignments of this Lease or consents to the subletting from time to time of the Premises or parts thereof, Lessee shall nevertheless remain liable for its performance of this Lease on its part of be performed, including the payment of the rentals and other charges assumed by Lessee hereunder. Lessor shall not withhold consent unreasonably. Lessee agrees to reimburse Lessor for any costs incurred by Lessor in connection with Lessee’s request to assign its interest under this Lease, including but not limited to reasonable attorney’s fees.

Section 9.3 Subletting. Notwithstanding anything in Section 9.1 above to the contrary, in the event at any time during the term of this Lease, Lessee desires to sublet the Premises, Lessee shall notify Lessor in writing not less than sixty (60) days in advance of the proposed sublease date, designating the identity of the prospective sublessee and the terms of the proposed sublease. Lessor shall be allowed thirty (30) days after receipt of Lessee’s notice within which to approve the proposed sublease. Lessor reserves the prior right and option (a) to require the Lessee to sublet the Premises to a sublessee approved by Lessor at the same rent as Lessee is required to pay to Lessor under this Lease; provided, however, should Lessee choose to sublease the Premises at a reduced rate, Lessee shall continue to pay to Lessor the full amount due, or (b) to terminate this Lease. In the event Lessor approves the sublease identified in Lessee’s notice, all of the provisions of Section 9.1 above respecting subletting shall continue to be in full force and effect; and nothing contained in this Section 9.3 shall be construed as a waiver by Lessor of any of its rights under Section 9.1 above. In the event Lessor approves a sublease, the sublessee may not subsequently sublease the Premises or any part thereof or assign its rights under the sublease to any other party. Lessee agrees to reimburse Lessor for any costs incurred by Lessor in connection with Lessees request to sublease the Premises, including but not limited to reasonable attorney’s fees.

ARTICLE X

Section 10.1 Signs. Lessee shall not place or maintain or permit to be placed or maintained any signs for advertising of any kind whatsoever on the exterior of the Building or on any exterior windows in the Building or elsewhere within the Premises so as to be visible from the exterior of the Building, or on the interior walls, including doorways of the Premises, so as to be visible from the public hallways or other public areas of the Building, except such numerals and lettering on doorways as may be approved and permitted by Lessor in writing.

Section 10.2 Parking. For purposes of this Lease, the term “parking facilities” shall include the Old Mill Corporate Center Parking Terrace and any and all other parking areas that may be designated for use by Lessees of the Building. Lessee shall have the right to use four parking stalls per 1,000 usable square foot in the parking facilities at such locations as Lessor shall designate. In the event Lessee regularly uses more parking spaces, Lessor shall have the right to charge Lessee for such excess use at the rates specified below. Lessor shall have the sole and exclusive right to designate and, from time to time in its discretion, to redesignate the parking spaces available for the use of Lessee, its employees, its agents, officers and customers. The parking facilities shall at all times be under the exclusive control and management of Lessor, and Lessor shall have the right from time to time to establish, modify and enforce rules and regulations with respect to such parking facilities, including without limitation the right to issue parking permits. The parking facilities may not be used to store vehicles or to work on vehicles. No vehicle shall be parked in the parking facilities for more than eighteen (18) consecutive hours without prior approval from Lessor. Lessee agrees to assume responsibility for compliance by its employees with the parking provisions contained herein. If Lessee or its employees park in other than such designated parking areas, Lessor may charge Lessee, as additional rent, Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parked in any part of the parking facilities, or in a fire lane or handicapped area. Any vehicles parked in the parking facilities in breach of these terms may be towed away at Lessee’s expense. Lessee releases, indemnifies and holds harmless Lessor and Lessors officers, employees and agents from any claims arising from or relating to such towing of vehicles including any consequential damages or loss of property of loss of the use of the vehicle or other property. The right to tow a vehicle is in addition to Lessors rights under the Lease for default or breach of any of the terms hereof.

Other than parking, egress and ingress, Lessee has no right to use the common areas, and Lessee shall not obstruct the common areas, including the sidewalks, landscaped areas, paved areas, parking facilities or driveways.

ARTICLE XI

Section 11.1 Breach or Default. Lessee shall have breached this Lease and shall be considered in default hereunder if (a) Lessee files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or makes an assignment for the benefit of creditors; (b) involuntary proceedings are instituted against Lessee under any bankruptcy act; (c) Lessee assigns this Lease for the benefit of creditors; (d) Lessee fails to pay any rent when due and does not make the delinquent payments within five (5) days after receipt of notice thereof from Lessor, or (e) Lessee fails to perform or comply with any of the covenants or conditions of this Lease and such failure continues for a period of thirty (30) days after receipt of notice thereof from Lessor.

Section 11.2 Effect of Breach or Default. In the event of a breach of this Lease as set forth in Section 11.1 above, the rights of Lessor shall be as follows:

A.	Lessor shall have the right to cancel and terminate this Lease, as well as all of the right, title, and interest of Lessee hereunder, by giving to Lessee not less than ten (10) days notice of the cancellation and termination. On expiration of the time fixed in the notice, this Lease and the right, title and interest of Lessee shall terminate in the same manner and with the same force and effect, except as to Lessee’s liability, as of the date fixed in the notice of cancellation and termination were the end of the term herein originally determined.

B.	Lessor may elect, but shall not be obligated, to make any payment required by Lessee herein or comply with any agreement, term, or condition required hereby to be performed by Lessee, and Lessor shall have the right to enter the Premises for the purpose of correcting or remedying such default and to remain until the default has been corrected, or remedied, but any expenditure for the correction by Lessor shall not be deemed to waive or release Lessee’s default or Lessor’s right to take any action as may be otherwise permissible hereunder or under the law in the case of any default.

C.	Lessor may re-enter the Premises immediately and remove the property and personnel of Lessee, and store the property in a public warehouse or at a place selected by Lessor, at the expense of lessee. After re-entry, Lessor may terminate this Lease on giving ten (10) days written notice of termination to Lessee. Without such notice, re-entry will not terminate this Lease. On termination, Lessor may recover from Lessee all damages resulting from the breach, including the cost of recovering the Premises and the worth of the balance of this Lease over the reasonable rental value of the Premises for the remainder of the Lease term, which such sum shall be immediately due Lessor from Lessee.

LEASE – MASTERCONTROL, INC.

OLD MILL BUILDING IV, LLC – Suite 300

After re-entry, Lessor may relet the Premises or any part thereof for any term without terminating this Lease, at the rent and on the terms as Lessor may choose. Lessor may make alterations and repairs to the Premises. The duties and liabilities of the parties if the Premises are relet as provided herein shall be as follows:

(a)	In addition to Lessee’s liability to Lessor for breach of the Lease, Lessee shall be liable for all expenses of the reletting, for the alterations and repairs made, and for the difference between the rent received by Lessor under the new lease agreement and the rent installments that are due for the same period under this Lease;

(b)	Lessor shall have the right to apply the rent received from reletting the Premises (i) to reduce Lessee’s indebtedness to Lessor under this Lease, not including indebtedness for rent; (ii) to expenses of the reletting and alterations and repairs made; (iii) to rent due under this Lease; or (iv) to payment of future rent under this Lease as it becomes due.

If the new lessee does not pay a rent installment promptly to Lessor, and the rent installment has been credited in advance of payment to the indebtedness of Lessor as provided herein, and during any rent installment period, are less than the rent payable for the corresponding installment period under this Lease, Lessee shall pay Lessor the deficiency, separately for each rent installment deficiency period and before the end of that period. Lessor may at any time after a reletting terminate the Lease for the breach on which Lessor had based the re-entry and subsequently relet the Premises.

D.	After re-entry, Lessor may procure the appointment of a receiver to take possession and collect rents and profits of Lessee, and, if necessary, to collect the rents and profits, the receiver may take possession of the personal property used in the business of Lessee, including inventory, trade fixtures and furnishing, and use them without compensating Lessee. Proceedings for appointment of a receiver by Lessor shall not terminate and forfeit this Lease unless the Lessor has given written notice of termination to Lessee as provided herein.

E.	In addition to the remedies provided in this Section 11.2, the Lessor shall have all remedies now or hereafter provided by law for the enforcement of the provisions of this Lease and the Lessors rights hereunder.

Section 11.3 Abandonment. Lessee shall not vacate or abandon the Premises at any time during the term hereof, and if Lessee shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor. However, Lessee reserves the right to vacate the premises at any time and continue to pay monthly rental obligation.

ARTICLE XII

Section 12.1 Subordination.

A.	This Lease, at Lessor’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the property and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If Lessor or any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of a mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to any such mortgage, deed of trust or ground lease or the date of recording thereof.

B.	Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be (including, without limitation, a Subordination, Non-Disturbance and Attomment Agreement in the standard form used by Lessor’s lender), and failing to do so within ten (10) days after written demand, does hereby make, constitute, and irrevocably appoint Lessor as Lessee’s attorney in fact and in Lessee’s name, place and stead, to do so. Upon Lessee’s written request to Lessor, Lessor shall request that it’s lender issue to Lessee a non-disturbance agreement on such lender’s standard form; provided, however, the failure of such lender to issue such a non-disturbance agreement shall in no way affect Lessee’s obligations under this Lease, including this Section 12.1.

Section 12.2 Mortgagee Protection.

A.	If, in connection with obtaining financing for the Building or any portion thereof, Lessor’s lender shall request reasonable modifications to this Lease as a condition to such financing, Lessee shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Lessee’s rights or increase Lessee’s obligations under this Lease.

B.	Lessee agrees to give to any trust deed or mortgage holder (“Holder”), by prepaid certified mail, return receipt requested, at the same time as it is given to Lessor, a copy of any notice of default given to Lessor, provided that prior to such notice Lessee has been notified, in writing, (by way of notice of assignment of rents and leases or otherwise) of the address of such Holder. Lessee further agrees that if Lessor shall have failed to cure such default within the time period provided for in this Lease, then the Holder shall have an additional thirty (30) days after expiration of such period, or after receipt of such notice from Lessee (if such notice to the Holder is required by this section), whichever is last to occur, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary, to effect such cure), in which event this Lease shall not be terminated.

ARTICLE XIII

Section 13.1 Indemnification. Lessee agrees to indemnify and save Lessor harmless from expenses, actions and costs of actions (including reasonable attorneys’ fees) with respect to claims arising out of injury, death or property damage sustained by any person occurring in, on or about the Premises to Lessee or any officer, employee, agent, contractor, customer or invitee of Lessee other than claims due to Lessor’s gross negligence or willful misconduct.

Section 13.2 Payment for Services and Materials. Lessee agrees to pay all sums of money in respect of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Lessee in or about the Premises which may be secured by any mechanic’s, materialman’s or other lien against the Premises or the Lessee’s interest therein and will cause each such lien to be discharged, if filed, provided that Lessee may contest such lien upon delivery to Lessor of cash or marketable securities having a face amount not less than one and one-half (1 1/2) times the face amount of any such lien. If such lien is reduced to final judgment, then and in such event Lessee shall forthwith pay and discharge said judgment.

Section 13.3 Assumption of Risk. The Lessee assumes all risk of damage of Lessee’s property within the Premises which may be caused by water leakage, fire, windstorm, explosion, falling plaster or other cause, or by the act or omission of any other Lessee in the Building, unless caused by Lessor’s negligence.

ARTICLE XIV

Section 14.1 Notices. Any notice given to Lessor shall be in writing and forwarded to the Lessor at Lessor’s office by registered or certified mail. Any notices given to the Lessee shall be in writing and forwarded to the Lessee at the Premises by registered or certified mail. Either Party may designate another place for service or notices by written direction served on the other party by registered or certified mail. Any such notice shall be deemed to have been received four (4) days after its mailing.

LEASE – MASTERCONTROL, INC.

OLD MILL BUILDING IV, LLC – Suite 300

ARTICLE XV

Section 15.1 Relocation of Premises. Lessor reserves the right to relocate the Lessee in substitute Premises of equivalent square footage and configuration within the Building upon sixty (60) days written notice to Lessee. If this right is exercised, Lessor shall, at its own expense, provide Lessee with paint, wall covering and carpeting at the new location, comparable to those in the original location, and shall, at Lessor’s own expense, move Lessee’s office furnishing to the new location. If the current rental rate at the new location is less than at the original location, Lessee’s rent hereunder shall be reduced accordingly. However, if the current rental rate at the new location is higher than at the original location, the Lessee’s rent shall not be increased for the remainder of the term hereof, except as provided in ARTICLE IV hereof.

ARTICLE XVI

Section 16.1 Surrender at End of Term. Upon the expiration of the term hereof or sooner termination of this Lease, Lessee agrees to surrender and yield possession of the Premises to the Lessor peacefully and in good order and condition, subject only to ordinary wear and reasonable use thereof, and subject to such damage, destruction or condition as Lessee is not required to restore or remedy under other terms and provisions of this Lease. Lessee shall promptly surrender all keys for the Premises to Lessor at the place then fixed for payment of rent and shall inform Lessor of combinations on any locks and safes on the Premises. Any property left in the Premises after the expiration or termination of this Lease shall be deemed to have been abandoned by Lessee and the properly of Lessor to dispose of as Lessor deems expedient. Lessee agrees that, if Lessee does not surrender to Lessor, at the expiration of the term of this Lease or upon any termination thereof, then Lessee will pay to Lessor all damages that Lessor may suffer on account of Lessee’s failure to surrender possession to Lessor, and will indemnify and save Lessor harmless from and against all claims made by any succeeding lessee of the Premises against Lessor on account of such delay.

Section 16.2 Surrender of Premises. The voluntary or other surrender of this Lease by Lessee or a mutual cancellation thereof shall not work a merger, and, at the option of Lessor, shall terminate all or any existing subleases or subtenancies, or at the option of Lessor, may operate as an assignment to Lessor of any or all such subleases or subtenancies.

Section 16.3 Holding Over. In the event Lessee, with Lessor’s consent, remains in possession of the Premises after the Termination Date and without the execution of a new lease, such tenancy shall be deemed to be from month to month, subject to all the conditions, provisions and obligations of this Lease, at a rental equal to one hundred fifty percent (150%) of the last rental paid under this Lease, together with annual increases that arise thereafter as more particularly set forth in ARTICLE IV of this Lease.

Section 16.4 Quiet Enjoyment. The Lessor covenants and agrees with Lessee that upon Lessee paying said rent and other charges and performing all of the covenants and provisions aforesaid on Lessee’s part to be observed and performed, the Lessee shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

Section 16.5 Light and Air. Lessee covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Lessor) shall entitle Lessee to any reduction of rent hereunder, result in any liability of Lessor to Lessee, or in any other way affect this Lease.

ARTICLE XVII

Section 17.1 Insurance. Lessee agrees to keep in force during the term hereof, at Lessee’s expense, public liability Insurance with limits in the amount of $1,000,000 for injuries to or death of persons occurring on or about the Premises and property damage insurance with limits of $500,000. The limit of any such insurance shall not however, limit the liability of Lessee hereunder. Said policy shall name Lessor as an additional insured, and shall insure Lessor against liability as respects acts or omissions of Lessee; shall be issued by an insurance company licensed to do business in the State of Utah; and shall provide that said insurance shall not be canceled unless ten (10) days prior written notice to Lessor is first given. Insurance required hereunder shall be in companies holding a “General Policyholders Rating” of at least B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of “Best’s Insurance Guide”.

Said policy or a certificate thereof shall be delivered to Lessor by Lessee upon commencement of the term and upon such renewal of such insurance.

Section 17.2 Subrogation. As long as their respective insurers so permit, Lessor and Lessee hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

ARTICLE XVIII

Section 18.1 Obedience to Laws. Lessee shall, at Lessee’s sole cost and expense, promptly comply with all statutes, ordinances, rules, orders, regulations and/or requirements of all county, municipal, state, federal, and other applicable governmental authorities now in force, or which may hereinafter be in force, pertaining to the Premises. Lessee shall not use or permit anything to be done in or about the Premises which will in any way conflict with any statutes, ordinances, rules, orders, regulations and/or requirements of all county, municipal, state, federal, and other applicable governmental authorities now in force, or which may hereinafter be in force.

Section 18.2 Governing Law. This Lease shall be construed and governed by the laws of the State of Utah. Should any provision of this Lease be illegal or not enforceable under such laws, it or they shall be considered severable and this Lease and its conditions shall remain in force and be binding upon the parties as though the said provisions had never been included.

Section 18.3 Waiver of Liability. Lessor shall not be liable to Lessee, or those claiming through or under Lessee, for injury, death or property damage occurring in, on or about the Building and appurtenances thereto unless caused by the gross negligence or willful misconduct of Lessor or any employee of Lessor acting within the scope of his or her employment. Lessee shall indemnify Lessor and hold it harmless from any claim arising out of any injury, death or property damage occurring in, on or about the Premises to Lessee or any employee, customer or invitee of Lessee caused by the gross negligence or willful misconduct of Lessee or any employee, customer or invitee of Lessee.

Section 18.4 Time. Time is of the essence of this Lease and each and all of its provisions.

Section 18.5 Attorneys’ Fees. If either Lessor or Lessee shall obtain legal counsel or bring an action against the other by reason of the breach of any covenant, warranty or condition hereof, or otherwise arising out of this Lease the unsuccessful party shall pay to the prevailing party reasonable attorneys’ fees, which shall be payable whether or not any action is prosecuted to judgment. The term “prevailing party” shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other’s breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment.

Section 18.6 Waiver. Failure of Lessor to insist, in any one or more instances, upon strict performance of any term, covenant, or condition of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by Lessor of rents with knowledge of a breach in any of the terms, covenants or conditions of this Lease to be kept or performed by Lessee shall not be deemed a waiver of such breach; and Lessor shall not be deemed to have waived any provisions of this Lease unless expressed in writing and signed by Lessor. The rights and remedies created by this Lease are cumulative, and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

LEASE – MASTERCONTROL, INC.

OLD MILL BUILDING IV, LLC – Suite 300

Section 18.7 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 18.8 Addenda. Clauses, additional conditions, plats and riders, if any, signed by Lessor and Lessee and endorsed on or affixed to this Lease are a part hereof, and in the event of variation or discrepancy the duplicate original hereof, including such clauses, additional conditions, plats and riders, if any, held by Lessor shall control.

Section 18.9 Entire Agreement. This Lease constitutes the entire agreement between Lessor and Lessee; and no representations, express or implied, either written or oral, not herein set forth shall be binding upon and inure to the benefit of Lessor or Lessee. This Lease shall not be modified by any oral agreement, either express or implied, and all modifications shall be in writing and signed by both Lessor and Lessee. No surrender of the Premises, or of the remainder of the term of this Lease shall be valid unless accepted by Lessor in writing.

Section 18.10 Heirs and Assigns. This Lease and all provisions, covenants and conditions thereof shall be binding upon and inure to the benefit to the heirs, legal representatives, successors and assigns of the parties hereto, except that no person, firm, corporation or court officer holding under or through Lessee in violation of any of the terms, provisions or conditions of this Lease shall have any right, interest or equity in or to this Lease, the terms of this Lease or the Premises covered by this Lease.

Section 18.11 Sale by Lessor. In the event of a sale or conveyance by Lessor of the Building, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the successor in interest of Lessor, and thereupon Lessor shall be discharged from any further liability in reference thereto. Except as set forth in this Section 18.11 this Lease shall not be affected by any such sale or conveyance.

Section 18.12 Estoppel Certificates. At any time and from time to time, upon not less than ten (10) days prior to request by Lessor, Lessee shall execute, acknowledge and deliver to Lessor a statement certifying the date of commencement of this Lease, stating without limitation that (a) this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of such modifications); (b) the dates to which the rent has been paid; (c) Lessee has no claims against Lessor, (d) neither Lessor nor Lessee is in default under this Lease; and (e) setting forth such other matters as may reasonably be requested by Lessor. Lessor and Lessee intend that by such statement delivered pursuant to this Section 18.12 may be relied upon any mortgagee or the beneficiary of any Deed of Trust or by any purchaser as prospective purchaser of the Building.

Section 8.13 Defined Terms: Headings. The words “Lessor” and “Lessee” as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there be more than one Lessee, the obligation hereunder imposed upon Lessee shall be joint and several. The headings to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

Section 18.14 Execution and Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts when taken together shall constitute one and the same instrument. Facsimile or email transmission of a signed copy of this Lease and the retransmission of a signed copy shall be the same as delivery of an original.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LESSOR:		LESSEE:

OLD MILL BUILDING IV, LLC		MASTERCONTROL, INC.

By:	/s/ Richard N. Beckstrand	By:	/s/ Illegible

Its:	Pres.	Its:	CEO

~~GUARANTY~~

~~IN CONSIDERATION for granting of this Lease by Lessor to Lessee, the undersigned,                                         , does hereby agree to guarantee personally all of the obligations, promises and covenants of Lessee in the within Lease, and acknowledges that Lessor would not enter into the Lease with Lessee without the personal guarantee of the undersigned, and further that the granting of this Lease by Lessor to lessee is more than adequate consideration for the undersigned giving the personal guarantee.~~

LEASE – MASTERCONTROL, INC.

OLD MILL BUILDING IV, LLC – Suite 300

ADDENDUM A

Old Mill IV

ADDITIONAL RENT:

Lessee shall pay as additional rent, its proportionate share of expenses for the Building. Lessor estimates the operating expenses for the Building will be $7.00 per square foot of rentable space per year ($16,014.25 per month).

TENANT IMPROVEMENT ALLOWANCE:

Lessor will provide Lessee with a turnkey build-out using building standard materials and subject to a mutually acceptable space plan.

SIGNAGE:

Lessee shall have the option, at Lessor’s expense, to have its name installed on the Property monument sign, the Building lobby directory and the main entrance to the Premises. All signs shall conform to the building standard.

BROKERAGE:

Lessor and Lessee warrant and represent that they have had no dealings with any outside real estate broker agent, and know of no one who is entitled to a commission.

LEASE – MASTERCONTROL, INC.

OLD MILL BUILDING IV, LLC – Suite 300

ADDENDUM B

Old Mill IV

BASE BUILDING IMPROVEMENTS

BUILDING CORE, SHELL IMPROVEMENTS AND DESIGN CRITERIA

“CORE SHELL” SCENARIO

1.	Steel brace frame structural system with a composite concrete floor for maximum strength and space planning flexibility. Lessee live loading capacity will be 100 lbs. per sq.ft./2,000 lb. point load.

2.	Finished Ceiling Height: 1st Floor – 8’; 2nd Floor – 15’; 3rd Floor – 12’; 4th, 5th & 6th Floors –10’; 7th Floor – 12’.

3.	Four elevators to all floors occupied for office use.

4.	Two stairwells to all floors occupied for office use.

5.	Heating, Ventilation and Air Conditioning (HVAC)

a.	Ventilation and cooling will be provided by a Variable Air Volume (VAV) system served by a roof mounted Air Handler. Medium pressure supply loop is constructed on each floor.

b.	Air Conditioning capacity will be based on the following load assumptions:

-Occupancy load average of one person per 150 sq.ft. of usable office space

-Lighting load average of one high efficiency lighting fixture per 83 sq.ft. of usable office space (.08 W/ft2).\

-Office equipment load average of one personal computer (CPU and monitor) per 150 sq.ft. of usable office space (1.0 W/ft2).

c.	Perimeter base heating

d.	Completion of the VAV system downstream from the medium pressure loop, including ductwork, dampers, VAV terminal boxes, electrical wiring, grills, diffusers, temperature controls, testing and balancing, and stand-alone air conditioning for server rooms, will be considered part of Tenant Improvements and constructed using the TI allowance.

6.	Fire Protection System. A fire riser will be constructed to meet applicable national and local building code requirements. The fire protection water supply will enter the building underground and rise vertically through the south stairwell to provide fire protection to the core of the building. Piping will be stubbed into the lease area on each floor for future Tenant Improvement. Installation of sprinkler heads in the tenant areas will be considered a Tenant Improvement and constructed using the TI allowance.

7.	Electrical Systems. Electrical service will be installed to meet applicable national and local building codes.

a.	Power to Panel. Electrical Service will be provided from the electrical utilities service entry point to the switchboard and panels in the equipment room located on each floor.

b.	Fire alarm system will be provided to meet applicable building codes in the core areas of the building. Horns, strobes, pull stations and cabinets in the lease areas will be considered Lessee improvements and constructed using Tenant Allowance.

c.	Emergency Power Generator. A standby electrical generator sized to meet life safety loads will be provided. Ongoing monthly service fees for Lessee’s standby power requirements may apply.

e.	Telephone and data communication cabling and equipment will be provided by Lessee.

Building Core and Shell Standard Finishes

Core and shell to be constructed in accordance with applicable national and local building and life safety code requirements, including stairwells, elevators, restrooms, equipment rooms, mechanical systems, fire protection systems and electrical systems on each floor, finished per the following building standards:

•	Exterior finishes: combination of EFIS, reflective glass, aluminum and partial granite at entries.

•	Exterior common areas of hardscape and landscape completed per approved site plan, including lighted walkways to building entrances, and lighted parking areas.

Interior common areas:

•	2nd & 3rd Level entrances and elevator lobbies: floor to be stone tile; walls to be a combination of glass, stone and wood paneling. Lighting to be a combination of indirect recessed fluorescent and surface mounted fixtures.

•	4th, 5th, 6th and 7th Level lobbies: tile, painted sheetrock walls, lighting to be a combination of indirect recessed fluorescent and surface mounted fixtures.

•	Restrooms: Floor will be stone tile; walls will be tile and painted sheetrock; ceiling will be painted sheetrock. Recessed and surface mounted lighting to meet building standard. Countertops will be stone.

•	Equipment rooms: painted drywall, concrete floors, no ceiling, fluorescent strip lighting hung from deck above.

•	Stairwells: concrete and steel stairs and landings with painted walls and painted steel handrails.

•	Elevators: combination of wood and composite veneers on walls, stone flooring, and standard ceiling with recessed lighting, metal trim and accessories.

•	Life safety exit and egress lighting with alarms and horns as required by law.

LEASE – MASTERCONTROL, INC.

OLD MILL BUILDING IV, LLC – Suite 300

ADDENDUM C

Old Mill IV

TENANT IMPROVEMENTS

All improvements within the Premises, including but not limited to interior partitions, sheetrock on perimeter walls, sheetrock column wraps, doors, hardware, interior sidelights, ceilings, wall coverings, painting, floor coverings, cabinetry, millwork, HVAC duct extensions, loops and finish downstream of the air handler units, plumbing, electrical service from the panel, breakers, lighting contactors, life safety alarms/enunciators, energy management connections, phone/data/communication service from the first floor point of demarcation, wall finishes, lighting, electrical devices, building permits and construction management fees will be deducted from the TI allowance.

BUILDING STANDARDS AND SPECIFICATIONS

Space Planning Assumption

•	60% open floor plan

•	40% individual rooms and offices

Doors

•	3’x7’x1-3/4” solid core premium grade wood veneer

•	Plain slice cherry wood veneer with dark walnut stain finish to match building standard sample

•	Matching hardwood edges

•	Door frames 16 gauge welded hollow metal with enamel paint finish to match architect sample

Hardware

•	Lockset: Corbin Russwin CL3500 Series NZD 626

•	Ceco Hardware

•	Hinges: Hager or equivalent

Paint and Flooring

•	Carpet – Minimum weight: 20 oz.

•	Matching rubber base

•	Vinyl Composite Tile (“VCT”) for use in break rooms or workrooms

•	VCT: Manufacturers: Armstrong or approved equal

•	Flooring Select from color palette approved by Lessor

•	Paint: One coat primer, two coats satin finish

Ceilings in Lessee Lease Areas

•	2’x2’ white acoustical tile CertainTeed Sand Micro or equivalent

•	White metal grid

Window Coverings

•	Building Standard Mechoshade 5 Eurotwill 6000 series roller shade or equivalent (3% openness)

Window Sills

•	Clear, anodized aluminum

Mechanical Specifications

•	VAV terminal units with DDC controls

•	2’x2’ ceiling supply air diffusers, painted steel (Nailor Industries or equivalent)

CEA recommendation 2’x2’ ADP radial blade diffusers in open office space

CEA recommendation 2’ linear diffusers in perimeter private offices

•	Perforated return air diffusers (Nailor, Price, Titus or Krueger are all acceptable)

•	After-hours lighting and HVAC controls

Ducting

•	Medium pressure duct upstream of VAV box; galvanized steel oval and round, external insulation wrap

•	Rectangular Low Pressure downstream of VAV box; single wall-galvanized sheet metal with 1” acoustical liner; at least one elbow between VAV box or air device

•	Air Device Runnouts to Air Device; flexible polyethylene encapsulated steel wire helical duct with 1” fiberglass insulation and polyethylene vapor barrier (limit to 5’ lengths).

Electrical Specifications

•	Recessed fluorescent down light with one (1) 32W compact fluorescent lamp, LED light source, or equal.

•	Recessed fluorescent washer light with one (1) 42W compact fluorescent lamp, LED light source, or equal.

•	Emergency egress lights as required per code.

•	All lighting except for emergency egress and exit lighting will be controlled by the building energy management system with Tenant override switching. Any use of the lighting systems outside of the standard building hour schedule will incur an after-hours charge.

•	Direct/Indirect lighting fixtures are budgeted at the rate of one (1) 2-lamp 28W T-5 fixture per 75 square foot of usable office area. Lithonia RT-5 2X4 recessed light fixture or equivalent.

•	Decorative and recessed down light type lighting fixtures are considered an over-standard tenant improvement

•	Lighting load is not to exceed .9W/square foot; 2W/square foot for outlets and computers.

•	Electrical Pulse Metering Tenant Spaces and Tenant Server Rooms: Tenant server rooms shall be metered for electrical usage.

•	Uninterruptible Power System (UPS) back-up by Tenant: All lighting, HVAC and receptacle loads are backed up by a central stand-by generator set. In the event of a loss of utility power, the generator will start and transfer all electrical loads to the generator within ten (10) seconds or less. There is also a potential for a bump in power during a transition back to utility power from generator power. Critical computer loads that cannot lose power may need UPS power supplies; these are the responsibility of the Tenant.

LEASE – MASTERCONTROL, INC.

OLD MILL BUILDING IV, LLC – Suite 300

Power and communication raceways and outlets as follows:

•	Each 12’x14’ typical office is allotted two (2) 15-amp duplex outlets (6-8 per 20-amp circuit) and one (1) 3/4 conduit to 6” above ceiling and box at 15” A.F.F. from bottom of box for tenant telephone/data wiring with plate.

•	Open area power will allow for either one (1) 15-amp duplex outlet (6-8 per 20-amp circuit) per 50 square foot or a 3-circuit furniture feed for each group of 6-8 cubicles, or a 4-circuit feed for each group of 10-12 cubicles.

•	Landlord will provide a building fire alarm system meeting local and national building codes. Base system will be of sufficient capacity to allow installation of horns/strobes in all lease areas as required to comply with code.

LEASE – MASTERCONTROL, INC.

OLD MILL BUILDING IV, LLC – Suite 300

EXHIBIT A

Old Mill IV

Floor Plan

LEASE – MASTERCONTROL, INC.

OLD MILL BUILDING IV, LLC – Suite 300

EXHIBIT B

Old Mill IV

Janitorial Services

D – daily	W – weekly	M – monthly	Q – quarterly	A – annually

1.	Tenant Areas

D	Empty all waste receptacles and replace liners as needed
M	Damp wipe all trash cans as needed
D	Vacuum all high traffic areas
M	Vacuum corner edges
W	Wipe doors for hand prints
W	Spot clean light switches
M	Spot clean doors, push and kick plates and walls
M	Dust and clean window ledges
A	Wash interior windows

2.	Office break rooms

D	Sanitize table tops
D	Empty all waste receptacles and replace liners as needed
D	Dust and damp mop tile floors with a disinfectant
W	Dust and damp mop VCT floors with a disinfectant
M	Spray buff all hard surfaces areas
W	Clean and polish all bright metal work

4.	Building Common Area Restrooms

D	Sweep and damp mop restroom floors with a germicidal solution
D	Wash and disinfect all commodes, urinals, toilet seats, toilet hardware, urinal partitions, wash basins, counters and faucets
D	Clean and polish all mirrors
D	Refill soap and towel dispensers, toilet tissue holders and sanitary napkin machines, and wipe clean
D	Empty all wastepaper and sanitary napkin containers, wipe clean exterior surfaces and replace liners and remove refuse to trash disposal area
W	Wipe all door facings, doors, door knobs, light switches, receptacle covers and partitions as needed to remove dust, dirt, smudges, and fingerprints
D	Clean and sanitize water foundations and coolers

5.	Building Common Areas

D	Vacuum all carpeted areas, remove spots as needed
D	Sweep, spot clean and damp mop all hard surface floors
D	Dust and spot clean all glass entry doors
D	Dust and wipe clean all lobby furniture and fixtures
D	Sweep or vacuum all walk off mats
A	Wash all outside windows at a minimum of two times per year
A	Shampoo common area carpet annually

LEASE – MASTERCONTROL, INC.

OLD MILL BUILDING IV, LLC – Suite 300

EXHIBIT C

Old Mill IV

Building Rules

II.	RENT

A.	Rent is due on the first (1st) of the month

B.	Rent shall be paid to Beckstrand and Associates at P.O. Box 712320, Salt Lake City, UT 84171-2320.

C.	Checks returned due to insufficient funds will be assessed a $25 service fee.

III.	PROPERTY MANAGEMENT

A.	Old Mill Corporate Center IV is owned by Old Mill Building IV LLC (“Lessor”).

B.	Beckstrand & Associates is the Property Management Company (“Property Manager”). Should you have any maintenance questions or concerns please call (801) 944-7722 and give the information to whomever answers the phone, and the message will be relayed.

C.	In the event of an emergency after hours, please call 801-365-2191. Please reserve calls regarding normal repairs or the Property Manager’s normal business hours M-F 8:00 am – 5:00 pm Mountain Standard Time.

IV.	SIGNS

A.	Standard signs must be used on all office doors and entrances. The Property Manager will order signs and bill the Lessee for the purchase price.

B.	All signs are the property of the Building and are not to be removed without the express approval of the Lessor.

V.	PARKING

A.	In order to leave the most convenient space for customer’s parking, Lessees and their employees are not to park directly in front of the Building, or in reserved visitor parking stalls.

B.	Please refrain from parking in the spaces reserved for the handicapped. Unauthorized vehicles parked in these spaces will be towed away at the owner’s expense.

C.	Vehicles should not be left in the parking lot overnight. Any vehicle left overnight without prior consent will be towed away at the owner’s expense.

D.	Any vehicle parked on the premises for the purpose of selling that vehicle will be towed away at the owner’s expense.

E.	The storage, repairs, or cleaning of vehicles will not be permitted on the premises.

VI.	SECURITY

A	There is a “No Soliciting” sign posted on the Building. Please notify the Property Manager if there is any soliciting on the premises.

B.	The distribution or posting of handbills on the premises is expressly prohibited. We would appreciate being notified if handbills are distributed or posted.

C.	All Buildings are equipped with fire extinguishers. Please familiarize yourself with the location of them.

D.	When you leave at the end of the day please make sure that all windows are closed and that all doors are locked.

E.	Please make sure you turn off your coffee makers and misc. equipment each night to prevent fire. We strongly recommend that all coffee makers be equipped with an automatic shutoff.

VII.	TRASH DISPOSAL

A.	Lessee may utilize available dumpsters for office trash can waste only. Packing skids, boxes, or garbage from the office or home is not to be placed in or around dumpsters, Lessor reserves the right to bill Lessee for extra trash pick-ups as a result. It is the sole responsibility of Lessee to dispose of excessive trash and packaging material somewhere else.

VIII.	SMOKING

A.	Due to the Utah Clean Air Act, smoking in the Building or within 25 feet of the Building is prohibited. Smoking is permitted only in the designated smoking area(s) for the Building.

IX.	MISCELLANEOUS

A.	Chair mats are required under all rolling chairs to protect the carpet.

B.	Any burning of candles is prohibited.

X.	REKEYING

A.	Lessee must obtain Lessor’s permission before rekeying any lock(s). Rekeying of locks shall be to the Building’s grand master system. Rekeying of locks will be at the expense of the Lessee. Lessor reserves the right to rekey the Premises and bill Lessee, if Lessee rekeys lock(s) without Lessor’s consent, or off of Building’s grand master system.

XI.	ANIMALS, REFUSE

A.	Lessee shall not allow anything to be placed on the windows of the Premises or to be thrown out of any outside opening of the Building. Lessee shall not place or permit to be placed any obstruction of refuse in any public part of the Building.

B.	No animal, except for those trained to assist the physically impaired, shall be brought into the office, halls, corridors, elevators or any other part of the Building by Lessee or the agents, employees or invitees of the Lessee.

XII.	INVOICING

A.	Lessor is not obligated to invoice for monthly rents. Lessee is responsible for keeping track of annual increases. As files are audited, Lessee may be notified as a courtesy, but Lessor is not obligated to do so.

EXHIBIT “B”